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                                                                     EXHIBIT 9.2

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT is made and entered into this 17th day of April, 2001, by PF Management, Inc., a North Carolina corporation (herein called the "Pledgor"), to Carolina First Bank, a state banking institution (herein called the "Pledgee"), with an address at P.0. Box 1029, Greenville, South Carolina 29602 pursuant to that certain Promissory Note (the "Note") and the other loan documents related thereto (collectively with the Agreement, the "Loan Documents"), evidencing the Loan (collectively the "Loan"), extended by the Pledgee to Pledgor. All terms not otherwise defined herein are used with the same meaning as set forth in the Note and/or the other Loan Documents.

                                  WITNESSETH:

         WHEREAS, the Pledgor wishes to secure the Note with this Pledge Agreement, among other things; and


         NOW, THEREFORE, for and in consideration of the sum of Three Dollars ($3.00) and the mutual promises hereinafter contained and other valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Pledgor does hereby grant unto the Pledgee the security interest hereinafter described in accordance with the terms and conditions hereinafter set forth:

         1. Grant of Security Interest. Pledgor, in addition to any collateral previously mortgaged, assigned or pledged, hereby pledges and grants to Pledgee a security interest in the property described in paragraph 2 below (collectively and severally, the "Collateral") to secure payment and performance of all obligations of Pledgor to Pledgee arising out of or related to the Loan (collectively and severally, the "Obligations").

         2. Collateral. The Collateral shall consist of all of the Pledgor's right, title, and interest in, under and to the shares of stock of Pierre Foods, Inc., owned by Pledgor, as listed on Exhibit A, attached hereto and incorporated herein by reference. The Collateral shall also include all proceeds, products, stock splits and replacements of the foregoing.

         For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received when Collateral, a portion thereof, or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary.

         3. Obligations. The Obligations of Pledgor secured by this Pledge Agreement shall include any and all debts, obligations and liabilities of Pledgor to Pledgee arising out of, connected with or related to the Loan.

         4. Representations and Warranties. Pledgor hereby represents and warrants that:

         (a) Pledgor is the record and beneficial owner of and has good and marketable title to the Collateral and that no other person has any right, title, claim or interest (by way of

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         security interest or other lien or charge or otherwise) in, against or to the Collateral;

         (b) The securities which comprises a portion of the Collateral are validly issued, fully paid and non-assessable; and

         (c) Pledgor has granted no other security interest in the Collateral.

         5. Covenants of Pledgor. Pledgor hereby agrees (a) to do all acts that may be necessary to maintain, preserve and protect the Collateral; (b) to procure, execute and deliver from time to time any endorsements, assignments, and other writings deemed necessary or appropriate by Pledgee to perfect, maintain and protect its security interest hereunder and priority thereof and to deliver promptly to Pledgee all originals of Collateral or proceeds consisting of instruments and chattel paper; (c) to appear in and defend any action or proceeding which may affect its title to or Pledgee's interest in the Collateral; (d) to keep separate, accurate and complete records of the Collateral and to provide Pledgee with such records and such other reports and information relating to the Collateral as Pledgee may request from time to time; and (e) to deliver the original of any shares, certificates or other evidence of stock ownership to Pledgee.

         6. Authorized Action by Pledgee. Pledgee shall not be required to make any presentment, demand or protest, or give any notice and Deed not take any action to preserve any rights against any prior party or any other person in connection with the Loan or with respect to the Collateral.

         7. Administration of the Collateral. In addition to any provisions of this Pledge Agreement which govern the administration of the Collateral generally, the following provisions shall govern the administration of any securities which are the subject of this Pledge Agreement:

         (a) In the event that at any time or from time to time after the date hereof, Pledgor, as record and beneficial owner of the securities which comprise a portion of the Collateral, shall receive or shall become entitled to receive, any dividend or any other distribution whether in securities or property by way of stock-split, spin-off, split-up or reclassification, combination of shares or the like, or in case of a reorganization, consolidation or merger, and Pledgor, as record and beneficial owner of such, shall thereby be entitled to receive securities or property in respect of such securities, then and in each such case, Pledgor shall be entitled to receive all such securities or property as part of the Collateral subject to this Pledge Agreement and Pledgor shall furnish to Pledgee evidence satisfactory to Pledgee that said property will be Collateral secured by this Pledge Agreement.

         (b) Upon the occurrence of an Event of Default under the Loan Documents, including this Agreement, and so long as such Event of Default shall be continuing, Pledgee is authorized to sell Pledgor's interest in the Collateral, or any portion thereof, and if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons or entities who (i) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of such securities; and (ii) satisfy the offeree and purchaser requirements for a valid private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Commission Regulation D, or


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under any similar or successor statute, rule or regulation. Pledgor agrees that disposition of such securities pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if such securities were sold at public sale, and that Pledgee has no obligation to delay the transfer of its interest in the sale of the Collateral, or any portion thereof, for the period of time necessary to permit the registration of such securities for public sale under the Act. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (c) if any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any part thereof, Pledgor will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

Nothing contained in this Paragraph 7 shall be deemed to limit the other obligations of Pledgor and/or the Pledgor contained in the Loan Documents or this Pledge Agreement and the rights of Pledgee hereunder or thereunder.

         8. Default and Remedies. Pledgor shall be deemed in default under this Pledge Agreement in the event Pledgor fails to pay, when due, any sums due or hereafter owed to Pledgee, under the terms of the above described Note or an Event of Default shall have occurred under any of the Loan Documents (collectively herein referred to as an "Event of Default"). Upon the occurrence of any such Event of Default, Pledgee may, at its option, and without notice to or demand on Pledgor and in addition to all rights and remedies available to Pledgee as provided in this Pledge Agreement and the Loan Documents, do any one or more of the following: (a) enforce Pledgee's security interest in any manner permitted by law, or provided for in this Pledge Agreement; (b) sell, or otherwise dispose of any or all of Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery; (c) recover from Pledgor all costs and expenses, including without limitation, reasonable attorneys' fees, incurred or paid by Pledgee in exercising any right, power or remedy provided by this Pledge Agreement or by law; and (d) recover from Pledgor any deficiency remaining following such disposition. Pledgor shall be given five (5) days prior notice of the time and place of any public sale of any Collateral or of the time after which any private or other intended disposition of any Collateral is to be made. Upon any sale or other disposition pursuant to this Pledge Agreement, Pledgee shall have the right to deliver, assign and transfer to the purchaser or purchasers thereof the Collateral or portion thereof so sold or disposed of to the extent permitted by law.

         9. Cumulative Rights. The rights, powers and remedies of Pledgee under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Pledgee's security interest in the Collateral.

         10. Waiver. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or


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remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Pledgee. Pledgor waives any right to require Pledgee to proceed against any person or to exhaust any Collateral or any portion thereof or to pursue any remedy in Pledgee's power.

         11. Set-Off. Pledgor agrees that Pledgee may exercise its rights of set-off with respect to the Obligations in the same manner as if such Obligations were unsecured.

         12. Binding Upon Successors. All rights of Pledgee under this Pledge Agreement shall inure to the benefit of its successors and assigns, and all obligations of Pledgor shall bind its heirs, executors, administrators, successors and assigns.

         13. Entire Agreement; Severability. This Pledge Agreement contains the entire security agreement between Pledgee and Pledgor relating to the Collateral. If any of the provisions of this Pledge Agreement shall be held invalid or unenforceable, this Pledge Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         14. Choice of Law. This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of South Carolina and, where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the South Carolina Uniform Commercial Code.

         15. Notice. All demands, notices and other communications provided for hereunder shall be in writing and addressed to the respective party at the address of such party specified below, or to each party at such other address as shall be designated by such party in a written notice to each other party. All such demands, notices and other communications shall be effective at the times provided in the Note for notices thereunder.


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         EXECUTED this 17th day of April, 2001.




Witness:                                   PLEDGOR:

/s/ Brian D. Davis
-------------------------------            PF Management, Inc.      (SEAL)

Secretary                                  By:   /s/ David R. Clark
-------------------------------                --------------------------------
                                           Its:   President
                                               --------------------------------


Notice Address of Pledgor:

P.O. Box 3967
-------------------------------
Hickory, NC 28603
-------------------------------


Witness:                                   PLEDGEE:


-------------------------------            Carolina First Bank      (SEAL)

                                           By:
-------------------------------                --------------------------------
                                           Its:
                                               --------------------------------


Notice Address of Pledgee:

Carolina First Bank
P.O. Box 1029
Greenville, SC 29602
Attention: William C. McClintock


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                                  EXHIBIT "A"


478,454 shares of Pierre Foods, Inc., represented by Stock Certificate______.



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